2006 WARRANT INCENTIVE PLAN
                                       OF
                        RUSH FINANCIAL TECHNOLOGIES, INC.



         1. Purpose. This 2006 Warrant Incentive Plan (the "Plan") of Rush Financial Technologies, Inc. (the "Company") is adopted effective May 19, 2006, by the Board of Directors of the Company. The purposes of the Plan are (a) to encourage certain employees and directors of the Company, as well as employees and directors of any current or after-acquired subsidiary corporation, to acquire a proprietary interest in the Company and thus share in the future success of the Company's business; and (b) to enable the Company, by offering comparable incentives, to attract and retain outstanding management personnel and directors who are in a position to make important and direct contributions to the success of the Company; and (c) to promote a closer identity of interests between the Company's employees, directors and consultants and its stockholders.

         2. Warrants. Warrants granted under this Plan shall be in the form attached hereto as Exhibit A and shall be treated for federal income tax purposes as Nonstatutory Stock Options ("NSOs").

         3. Scope and Duration of the Plan. There will be reserved for sale upon the exercise of Warrants granted under this Plan 35,000,000 shares of the Company's voting common stock. If a Warrant expires or terminates for any reason without having been fully exercised, the unpurchased shares will be available for other Warrants under the Plan. Unless this Plan is terminated earlier pursuant to Section 16 hereof, it shall terminate five years from its effective date, and no Warrant shall be granted after that date; provided, however, that termination of this Plan will have no effect on the Warrants previously granted. No Warrant shall become exercisable until the Company shall have amended its articles of incorporation to authorize additional shares of common stock.

         4. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may delegate administration of the Plan from time to time to a committee of the Board (the "Committee") that is composed solely of two or more "Non-Employee Directors," as defined in Rule 16b-3 adopted by the Securities and Exchange Commission (the "Commission"), or a committee which otherwise satisfies the requirements of Rule 16b-3 if subsequently amended by the Commission so that Warrants granted pursuant to the Plan will be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). It is the express intention of the Plan that the administration shall be performed in such a manner that Warrants granted under the Plan will be exempt from Section 16(b) pursuant to the provisions of Rule 16b-3 or any replacement Rule, and the Board is granted the express power to change the administration of the Plan from time to time in such a manner as it may deem appropriate to ensure that grants of Warrants under the Plan will be

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exempt from Section 16(b) under Rule 16b-3, as subsequently amended, or any replacement Rule adopted by the Commission. If the Board elects to appoint a committee of the Board to administer the Plan, rather than the entire Board administering the Plan, each member of such committee shall be a director of the Company and all members shall be appointed by the Board. From time to time, the Board may increase the size of any such committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution thereof; provided, however, that any such addition or substituted new members of any such committee shall also be directors of the Company. The Board also may at any time remove all members of any such committee and thereafter administer the Plan.

         The Board or the Committee has the responsibility to adopt such rules and regulations as it deems necessary or desirable for the proper administration of this Plan. Any decision or action taken or to be taken by the Board or the Committee, arising out of or in connection with the construction, interpretation, and administration of this Plan shall, to the extent permitted by law, be within its absolute discretion, but subject to the express provisions of this Plan. Decisions of the Board or the Committee shall be conclusive and binding upon all recipients of Warrants and any person claiming under or through any recipient of a Warrant.

         5. Eligible Persons. Warrants may be granted to directors and employees of the Company (each a "Grantee") and current or future subsidiary corporations who otherwise comply with the requirements of this Plan. The Board or the Committee has the authority, subject to the terms of this Plan, to determine which employees and directors to whom Warrants shall be granted, the number of shares to be covered by each Warrant, the form of payment, the time or times at which Warrants shall be granted, and the terms and provisions of the instruments evidencing Warrants. In determining the employees and directors to whom Warrants shall be granted and the number of shares to be issued on the exercise of an Warrant, the Board or the Committee shall take into account the duties of the employees and directors, their present and potential contributions to the success of the Company and its subsidiary corporations, and such other factors as the Board or the Committee deems relevant to accomplish the purpose of this Plan.

         6. Term of Warrants. Except as otherwise provided in Section 5, the term of each Warrant shall be determined by the Board or the Committee, but shall not be for more than five (5) years from the date the Warrant is granted.

         7. Exercise of Warrants. A Warrant may be exercised on such terms and conditions as the Board or the Committee shall determine, subject to the requirements of this Plan.

         8. Nontransferability of Warrants. During the lifetime of the Grantee, the Warrant shall be exercised only by the Grantee. A Warrant granted under this Plan is not transferable by the Grantee by operation of law or otherwise, except that in the event of death of the Grantee while in the employ, or while serving as a director or consultant, of the Company or a subsidiary, an Warrant granted hereunder may be exercised by the duly appointed personal representative of the Grantee, or by any person or persons who shall acquire such Warrant directly from the Grantee by bequest or inheritance.

         9. Adjustments for Changes in Capitalization. Notwithstanding any other provision of this Plan, each instrument evidencing a Warrant may contain such provision as the Board or the Committee determines to be appropriate for the adjustment of the number and class of shares of common stock covered by the Warrant, the Warrant price, and the number of shares of common stock as to which the Warrant shall be exercisable at any time, in the event of changes in the outstanding shares of common stock of the Company by reason of stock dividends,

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split-ups, recapitalizations, mergers, consolidations, reorganizations, or liquidations. In the event of any such change in the outstanding shares of common stock of the Company, the aggregate number of shares available under this Plan shall be appropriately adjusted.

         10. Employment Rights. Nothing in this Plan or any instrument evidencing an Warrant shall confer upon any employee any right to continue in the employment of the Company or a subsidiary corporation, nor be construed to interfere in any way with the right otherwise available to the Company or a subsidiary corporation to terminate the employee's employment at any time for any reason.

         11. Amendment/Termination. The Board of Directors may amend or terminate this Plan from time to time in such respects as it may deem advisable; provided that any increase in the number of shares subject to the Plan, other than in connection with an adjustment under Section 9, shall require approval at a duly held stockholders' meeting of the holders of a majority of the voting power of the outstanding shares of the Company entitled to vote.

         12. Rights as a Shareholder. A Grantee, or permitted transferee of a Warrant upon the death of an Grantee, shall have no rights as a stockholder with respect to any shares of common stock covered by a Warrant until the date of the issuance of a stock certificate to and for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
Section 9 above.

         13. Investment Purpose. Common stock acquired upon the exercise of a Warrant granted under this Plan may only be resold in the event such stock is registered under the Securities Act of 1933, as amended, or if, in the opinion of responsible counsel for the Company, such stock can be resold without such registration. Unless a registration statement with respect to such stock covering the holder of such Warrant is then in effect, each certificate issued pursuant to the exercise of such Warrant shall contain a legend to this effect.

         14. Compliance with Exchange Act. Notwithstanding anything herein to the contrary, Warrants shall always be granted in such a manner as to conform to the provisions of Rule 16b-3, as subsequently amended, or any replacement Rule adopted under the provisions of Section 16 of the Exchange Act as the same now exists or may, from time to time, be amended, and the Board is granted the express authority to make any such changes or modifications to the Plan, without stockholder approval, as it may determine to be necessary to conform to the provisions of Rule 16b-3, as subsequently amended, or any replacement Rule.



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         15. Indemnification. In addition to such other rights of
indemnification as they may have as Directors, the members of the Board or the Committee administering this Plan shall be indemnified by the Company against the reasonable expenses, including attorney fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Warrant granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company), or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such Director is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after the institution of any such action, suit or proceeding, the Director shall, in writing, offer the Company the opportunity, at its own expense, to defend the same.











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